                                                                          Exhibit 10.2

AMENDMENT NO. 1 TO
JOINT DEVELOPMENT AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Joint Development Agreement dated as of April 25, 2005 by and between Millennium Cell Inc., a Delaware corporation (the “MCEL”) and The Dow Chemical Company (“Dow”) (together with all exhibits, schedules and attachments thereto and made a part thereof, the “Joint Development Agreement”), is made as of the 30th day of May 2006, by and between MCEL and Dow. MCEL and Dow also may be referred to herein individually as a “Party” or collectively as the “Parties”.

Recitals

WHEREAS, the Parties entered into the Joint Development Agreement; and

WHEREAS, the Parties desire to amend certain provisions of the Joint Development Agreement, all as more fully set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1.  Definitions. Capitalized terms used in this Amendment but not defined herein shall have the meanings specified in the Joint Development Agreement.

Section 2.  Amendments to Section 9.2. Section 9.2(d) and Section 9.2(e) are each hereby amended to replace all references in such sections to “ten-Business Day period” with “five (5)-Business Day period.”

Section 3.  Amendments to Exhibit A. Exhibit A to the Joint Development Agreement is amended as follows:

(a) The definition of “Application” is hereby deleted in its entirety and replaced with the following:

“Application” means (A) production of hydrogen gas by storing and chemically converting sodium borohydride or other boron hydride-fuel formulations into hydrogen by (1) controlling the contact of an alkaline aqueous boron hydride solution with a contained solid catalyst comprised of a transition metal adhered to a substrate which promotes the chemical reaction between the boron hydride and water to release hydrogen gas; and/or (2) controlling the contact of an acidic aqueous solution with a boron hydride compound to generate hydrogen gas by chemical reaction; and/or (3) controlling the reaction between a boron hydride compound and (i) water chemically or physically contained within a solid compound and/or (ii) a Chemical Water source and (B) interconnections and related control strategies for the integration of a fuel cell and hydrogen generator systems for delivery of hydrogen gas produced by one of these means for conversion to power by a fuel cell.

(b) The following definition is hereby added to Exhibit A of the Joint Development Agreement, to be inserted after the definition of Business Day and before the definition of Common Stock:

“Chemical Water” means a compound, polymer, carbohydrate or salt that (i) generates water via intramolecular or intermolecular reaction upon warming to a temperature above ambient or (ii) when mixed with boron hydride and upon warming to a temperature above ambient mimics the reaction of boron hydride and water.

Section 4.  Limited Amendment. Except as specifically provided in this Amendment and as the context of this Amendment otherwise may require to give effect to the intent and purposes of this Amendment, the Joint Development Agreement shall remain in full force and effect without any other amendments or modifications.

Section 5.  Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation of this Amendment.

Section 6.  Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Delaware (without regard to the choice of law provisions thereof).

Section 7.  Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each Party shall have received a counterpart hereof signed by the other Parties. Each Party may execute this Amendment on a facsimile of this Amendment. In addition, facsimile signatures of authorized signatories of any Party shall be valid and binding, and delivery of a facsimile signature by such Party shall constitute due execution and delivery of this Amendment.

Section 8.  Construction. The Parties have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Amendment.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

MILLENNIUM CELL INC.

By:      /s/John D. Giolli
    Name: John D. Giolli
    Title: Chief Financial Officer

THE DOW CHEMICAL COMPANY

By:      /s/Fernando Ruiz
    Fernando Ruiz
Corporate Vice President and Treasurer